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EXHIBIT 10.07

FORM OF
GUARANTY AGREEMENT

        THIS GUARANTY is executed as of March 30, 2006, by the undersigned ("Guarantor"), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Administrative Agent for the benefit of Lenders).

RECITALS

        A.    Century Cable Holdings, LLC, Ft. Myers Cablevision, LLC, and Highland Prestige Georgia, Inc. ("Restricted Borrowers"), Bank of America, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "Administrative Agent"), and certain other Agents and Lenders (including their respective permitted successors and assigns, "Lenders") have entered into a Credit Agreement, dated as of April 14, 2000 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement").

        B.    On June 25, 2002, certain of the Borrowers and their affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

        C.    Pursuant to, and subject to the terms and conditions set forth in, that certain order of Judge Robert E. Gerber of the Bankruptcy Court entered May 26, 2005 (the "Order") approving (i) certain settlement agreements by and among certain of the Borrowers, the SEC, the U.S. Department of Justice and certain members of the Rigas family and (ii) the forfeiture of certain assets and interests owned by certain members of the Rigas family to certain of the Borrowers and their affiliates (the "Forfeiture"), the undersigned has been ordered to guarantee the Guaranteed Debt (defined below) of the Borrowers under the Credit Agreement for the benefit of the Lenders in accordance with the terms of the Order.

        ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt as follows:

        1.    DEFINITIONS.    Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this Guaranty:

        Borrower means any Borrower (as defined in the Credit Agreement), any Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for any Borrower or for all or substantially all of any Borrower's assets under any Debtor Relief Law.

        Credit Agreement is defined in the recitals to this Guaranty.

        Guaranteed Debt means, collectively, (a) the Obligation and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce any Borrower's, Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of §§ 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which any Borrower or Guarantor becomes subject).

        Guarantor is defined in the preamble to this Guaranty.

        Lender means, individually, or Lenders means, collectively, on any date of determination, Administrative Agent and Lenders and their permitted successors and assigns.

        2.    GUARANTY.    Subject to the terms and conditions set forth in the Order and other terms and conditions set forth in this Agreement, this is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all LCs have expired or been terminated, and all Financial Hedges with any Lender or Affiliate of any Lender have expired. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantor, Lenders, and Administrative Agent that the amount of the Guaranteed Debt guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state Law.

        3.    CONSIDERATION.    Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

        4.    CUMULATIVE RIGHTS.    If Guarantor becomes liable for any indebtedness owing by any Borrower to Administrative Agent or any Lender, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against Guarantor. The exercise by Administrative Agent or Lenders of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

        5.    SUBROGATION AND CONTRIBUTION.    Until payment in full of the Guaranteed Debt and expiration of all Financial Hedges between any Company and any Lender or any Affiliate of any Lender, (a) Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against any Borrower or any other obligor on the Guaranteed Debt or any Collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against any Borrower or any other obligor on any Guaranteed Debt or Guarantor of it, (b) Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common Law, or otherwise), and (c) Guarantor defers the benefit of, and subordinates any Right to participate in, any Collateral or other security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

        6.    NO RELEASE.    Guarantor's obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any Collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation, except for any final release resulting from payment in full of such Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against any Borrower or any new agreement between Administrative Agent, any Lender, and any Borrower; it being understood that neither Administrative Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given to Guarantor by Law or elsewhere in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment).

        7.    WAIVERS.    By execution hereof, and subject to the Order, Guarantor acknowledges and agrees to the waivers set forth in Section 11.2 of the Credit Agreement. To the maximum extent lawful, Guarantor waives all Rights by which it might be entitled to require suit on an accrued Right of action in respect of any Guaranteed Debt or require suit against any Borrower or others.

        8.    COMMUNICATIONS ACT.    Notwithstanding any other provision of this Guaranty; any action taken or proposed to be taken by Administrative Agent or any Lender under this Guaranty which would affect the operational, voting, or other control of any Borrower or Guarantor, shall be pursuant to Section 310(d) of the Communications Act of 1934 (as amended), applicable state Law, and the applicable rules and regulations thereunder, and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable Franchisee.

        9.    DEFAULT.    Without limiting the foregoing, the Administrative Agent, on behalf of all Lenders, acknowledges and agrees that as of the date hereof, an Event of Default under the Credit Agreement has occurred and is continuing and, notwithstanding the occurrence and continuation of such Event of Default, the rights and remedies of the Administrative Agent and the other Agents and Lenders under the Credit Agreement, the other Loan Documents and this Agreement (and the ability of any of the foregoing Persons to exercise the same), shall be limited to the same extent that such rights and remedies were limited by the orders of the Bankruptcy Court that were entered prior to the date hereof in respect of the ability of the Administrative Agent or any other Agent or Lender under the Credit Agreement to exercise any rights or remedies granted to any of them pursuant to the terms of the Credit Agreement or any other Loan Document.

        10.    LIMITATIONS.    Notwithstanding anything herein to the contrary, the right and obligations of the undersigned and the Administrative Agent under this Guaranty Agreement shall be subject to the terms and conditions of (i) the Order and any other order entered by the Bankruptcy Court in connection with the Forfeiture, (ii) the Settlement Agreements (as defined in the Order) and (iii) any agreement by and between the Debtors and the Administrative Agent. Furthermore, the obligations of the undersigned herein shall constitute a pre-petition obligation of the undersigned.

        11.    RECOURSE.    Notwithstanding anything herein to the contrary, the recourse of the Agents and the Lenders in respect of the obligations of the undersigned herein is limited solely to the undersigned's equity interests in Highland Carlsbad Operating Subsidiary, Inc., Cablevision Business Services, Inc., Desert Hot Springs Cablevision, Inc., Highland Carlsbad Cablevision, Inc., Highland Prestige Georgia, Inc. and Prestige Communications, Inc.

        12.    LOAN DOCUMENT.    This Guaranty is a Loan Document and is subject to the applicable provisions of Sections 1 and 13 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL, all of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

        13.    NOTICES.    For purposes of Section 13.3 of the Credit Agreement, Guarantor's address and telecopy number are as set forth next to Guarantor's signature on the signature page hereof.

        14.    AMENDMENTS, ETC.    No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 13.10 of the Credit Agreement.

        15.    ADMINISTRATIVE AGENT AND LENDERS.    Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any of its terms unless Guarantor specifically joins such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

        16.    PARTIES.    This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds the Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

Remainder of Page Intentionally Blank.
Signature Page(s) to Follow.

        EXECUTED as of the date first stated in this Guaranty.

GUARANTOR:
Address: 5619 DTC Parkway, Greenwood Village, CO 80111	[GUARANTOR SIGNATURE BLOCK]

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FORM OF GUARANTY AGREEMENT